Exh. 99.1

January 8, 2018

Destination XL Group, Inc. Announces Holiday Sales Results

CANTON, MA -- (Globenewswire) -- Destination XL Group, Inc. (NASDAQ:DXLG), the largest omni-channel specialty retailer of big & tall men's apparel, today announced that total sales for the 9-week holiday sales period ended December 30, 2017 increased 3.5% to $101.3 million as compared to $97.9 million for the same period of the prior year.  Comparable sales for the same period increased 3.0%.

November/December Sales by Month:

•	For November, total sales increased 2.2% to $37.4 million compared to $36.6 million last year. Comparable sales for November increased 0.9% compared to a decline of 0.9% last year.
•	For December, total sales increased 4.2% to $63.9 million compared to $61.3 million last year. Comparable sales for December increased 4.3% compared to a decline of 1.7% last year.

Based on the holiday sales results and expectations for the remainder of the fourth quarter, the Company expects to achieve the low-end of the range of its previously announced guidance for fiscal 2017. The Company plans to report its actual fourth-quarter and fiscal 2017 financial results on March 23, 2018, when management will also conduct its quarterly conference call to discuss its results for fiscal 2017, as well as its fiscal 2018 outlook.

Destination XL Group, Inc. will participate in the 2018 ICR Conference to be held at the JW Marriott Orlando Grande Lakes in Orlando, Florida on January 8-10, 2018.  Management is scheduled to present on Monday, January 8, 2018 at 10:00 a.m. Eastern Time. The presentation will be hosted by David Levin, President and Chief Executive Officer, and Peter Stratton, Executive Vice President, Chief Financial Officer, and Treasurer. The presentation will be available to interested parties via a live audio webcast at http://wsw.com/webcast/icr4/dxlg.

The presentation will be webcast live and available for replay in the Investor Relations section of Destination XL's website at investor.destinationxl.com

About Destination XL Group, Inc.

Destination XL Group, Inc. is the largest omni-channel specialty retailer of big & tall men's apparel with store locations throughout the United States and London, England and Ontario, Canada. The retailer operates under five brands: Destination XL®, Casual Male XL, Rochester Clothing, ShoesXL and LivingXL. The Company also operates an e-commerce site at www.destinationxl.com. With more than 2,000 private label and name brand styles to choose from, big and tall customers are provided with a unique blend of wardrobe solutions not available at traditional retailers. The Company is headquartered in Canton, Massachusetts. For more information, please visit the Company's investor relations website: http://investor.destinationxl.com.

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Forward-Looking Statements

Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding the Company’s expectations with respect earnings for fiscal 2017. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 20, 2017, that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company, including the risks relating to the Company’s execution of its DXL strategy and ability to grow its market share, predict customer tastes and fashion trends, forecast sales growth trends and compete successfully in the United States men’s big and tall apparel market.

Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.

Investor Contact:

ICR, Inc.

Tom Filandro

646-277-1200

Source: Destination XL Group, Inc.